As filed with the Securities and Exchange Commission on July 28, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VeriSign, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3221585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12061 Bluemont Way
Reston, Virginia 20190
(703) 948-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
D. James Bidzos
Executive Chairman and Chief Executive Officer
12061 Bluemont Way
Reston, Virginia 20190
(703) 948-3200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
Robyn E. Zolman
Gibson, Dunn & Crutcher LLP
1900 Lawrence Street, Suite 3000
Denver, Colorado 80202-2211
(303) 298-5700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

VERISIGN, INC.
4,815,032 SHARES OF COMMON STOCK
This prospectus relates to the resale, from time to time, of up to 4,815,032 shares (the “shares”) of our common stock, $0.001 par value per share (the “common stock”), by certain affiliates of Berkshire Hathaway Inc. (collectively, the “selling stockholders”).
We are not offering for sale any shares of our common stock pursuant to this prospectus. We will receive no proceeds from any sale by the selling stockholders of the shares of our common stock covered by this prospectus.
The selling stockholders may offer and sell shares of our common stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The specific terms and conditions of any offering of the shares of common stock from time to time, to the extent they are not described in this prospectus or are different than those described in this prospectus, will be contained in one or more supplements to this prospectus, which will be provided when the selling stockholders make an offering of such shares. A supplement may also contain other important information concerning VeriSign, Inc. and the shares being offered or the offering. A supplement may also supplement, change or update information contained in this prospectus, and we may supplement, change or update any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.
The selling stockholders will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholders and transfer taxes applicable to the shares sold by the selling stockholders through this prospectus.
This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. The selling stockholders may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “VRSN.”
We and the selling stockholders have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any prospectus supplement. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. The selling stockholders are not making an offer to sell or soliciting an offer to buy any shares of our common stock other than the shares of our common stock described in this prospectus and any applicable prospectus supplement. The selling stockholders are not making an offer to sell or soliciting an offer to buy any of these shares of our common stock in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Investing in our common stock involves a high degree of risk. See “Risk Factors” contained in Page 3 herein, in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 28, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration statement, the selling stockholders may, from time to time, offer and resell up to 4,815,032 shares of our common stock in one or more offerings or resales.
This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. We may provide a prospectus supplement, which will be delivered with this prospectus, containing specific information about the terms of a particular offering by the selling stockholders.
In addition, any prospectus supplement may also add, update, or change the information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference herein, on the one hand, and the information contained in any applicable prospectus supplement or incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference therein. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Documents by Reference.”
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.
Statements made in this prospectus, in any prospectus supplement, or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described below under “Where You Can Find More Information.”
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, any accompanying prospectus supplement, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.
We and the selling stockholders have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained or incorporated by reference in this prospectus or any prospectus supplement. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. The selling stockholders are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale of such shares of our common stock is not permitted.
In this prospectus, “Verisign” (which includes VeriSign, Inc. and, unless the context otherwise requires, all of its subsidiaries) is at times referred to in the first person as “we,” “us,” or “our.” We also sometimes refer to Verisign as the “Company.”

ABOUT VERISIGN, INC.
We are a global provider of critical internet infrastructure and domain name registry services, enabling internet navigation for many of the world’s most recognized domain names. We help enable the security, stability, and resiliency of the Domain Name System and the internet by providing Root Zone Maintainer Services, operating two of the thirteen global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce.
We were incorporated in Delaware on April 12, 1995. Our principal executive offices are located at 12061 Bluemont Way, Reston, Virginia 20190. Our telephone number at that address is (703) 948-3200.

RISK FACTORS
Investing in our common stock involves risk. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus used in connection with any offering of our common stock, as well as the information relating to us identified below under “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at https://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference into this prospectus and you should not consider that information a part of this prospectus.
We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any applicable prospectus supplement and any exhibits specifically incorporated by reference into those documents. You may request copies of these filings from us by mail at the following address, or by telephone at the following telephone number:
VeriSign, Inc.
Investor Relations
12061 Bluemont Way
Reston, Virginia 20190
Telephone Number: (703) 948-3200
We make available free of charge on or through our Internet website, http://www.verisign.com, our reports and other information filed with or furnished to the SEC as referred to above and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not intended to be incorporated by reference into this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus information we file with the SEC, which means we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we file subsequently that is incorporated by reference into this prospectus or any prospectus supplement. Information that we later provide to the SEC, and that is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We are incorporating by reference the following documents that we have filed with the SEC:
•	our Annual Report on Form 10-K (File No. 000-23593) for the fiscal year ended December 31, 2024, filed on February 13, 2025;
•	our Quarterly Reports on Form 10-Q (File No. 000-23593) for the quarterly period ended March 31, 2025, filed on April 24, 2025 and for the quarterly period ended June 30, 2025, filed on July 24, 2025;
•
the portions of the Definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders on May 22, 2025, filed on April 11, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K (File No. 000-23593) for the fiscal year ended December 31, 2024;

•
our Current Reports on Form 8-K (File No. 000-23593) filed on February 13, 2025, March 11, 2025 (two filed on this date), May 22, 2025, June 2, 2025, June 12, 2025, July 24, 2025 (Item 8.01 only) and our Amendment No. 1 filed on Form 8-K/A on April 25, 2025; and

•
the description of our common stock contained in our registration statement on Form 8-A, filed on January 6, 1998 (File No. 000-23593), pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.05 to our 2024 Form 10-K.

These documents contain important information about us, our financial condition and our results of operations.
All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus and any applicable prospectus supplement also will be deemed to be incorporated herein by reference. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain matters contained or incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties, including, among other things, statements regarding the Company’s dividend program and our expectations about the sufficiency of our existing cash, cash equivalents and marketable securities, and funds generated from operations, together with our borrowing capacity under the unsecured revolving credit facility. Forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.
All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, the following:
•	attempted security breaches, cyber-attacks, and Distributed Denial of Service attacks against our systems and services;
•	the introduction of undetected or unknown defects in our systems or services;
•	vulnerabilities in the global routing system;
•	system interruptions or system failures;
•	damage to our data centers or our data center systems or resolution systems;
•
risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions under the Root Zone Maintainer Service Agreement with the Internet Corporation for Assigned Names and Numbers (“ICANN”);

•	any loss or modification of our right to operate the .com and .net generic top-level domains;
•	changes or challenges to the pricing provisions of the .com Registry Agreement;
•	new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions;
•	new laws, regulations, directives or ICANN policies that require us to obtain and maintain personal information of registrants;
•	economic, legal and political risks associated with our international operations;
•	the impact of unfavorable tax rules and regulations;
•	risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes;
•	the weakening of or changes to the multi-stakeholder form of internet governance;
•	the outcome of claims, lawsuits, audits or investigations;
•	lower economic growth;
•	our ability to compete in the highly competitive business environment in which we operate;
•	changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases;
•	our ability to expand our services into developing and emerging economies;
•	our ability to maintain strong relationships with registrars and their resellers;

•	our ability to attract, retain and motivate our highly skilled employees;
•	our ability to pay dividends on our common stock in the future; and
•	our ability to protect and enforce our intellectual property rights.
In addition, factors that might cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus, in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025. See also “Incorporation of Certain Documents by Reference.” The Company undertakes no obligation to update publicly or revise any of the forward-looking statements after the date of this prospectus, whether as a result of new information, future events, or otherwise, except as required by law.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above and described in the documents incorporated by reference herein may cause our intentions to change from those statements of intention set forth or incorporated by reference in this prospectus and any applicable prospectus supplement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above and described in the documents incorporated by reference herein, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
In this section, unless the context otherwise indicates, the words “Verisign,” the “Company,” “we,” “us,” and “our” refer only to VeriSign, Inc. and not any of its subsidiaries.
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Bylaws, which are filed as Exhibit 4.1 and Exhibit 4.2 to the registration statement of which this prospectus forms a part. We urge you to read our Certificate of Incorporation and our By-Laws in their entirety.
We are authorized to issue (i) 1,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share. The shares of our common stock currently outstanding are fully paid and non-assessable. No shares of preferred stock are currently outstanding. As of July 25, 2025, there were 93,408,594 shares of common stock and no shares of preferred stock outstanding.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters submitted for action by our stockholders. Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, matters submitted to a vote of stockholders (other than director elections) will be decided by the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.
Each of our directors is elected by the affirmative vote of the majority of the votes cast (as defined in our Bylaws) with respect to that director at any meeting for the election of directors at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected, in which case the directors are elected by the vote of a plurality of the votes cast at such meeting. There is no provision for cumulative voting with regard to the election of directors.
Dividend and Liquidation Rights
Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors from time to time may determine. Upon liquidation, dissolution or winding-up of Verisign, the assets legally available for distribution to stockholders would be distributed ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.
Other Rights
The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.
Anti-Takeover Provisions
Various provisions contained in our Certificate of Incorporation, our Bylaws and Delaware law could delay or discourage some transactions involving an actual or potential change in control of Verisign or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Provisions in our amended and restated Certificate of Incorporation and our Bylaws.
•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by our board of directors at the time of issuance;
•	do not authorize cumulative voting;
•	authorize our board of directors, subject to certain exceptions, to alter, amend or repeal any bylaw;
•
provide that special meetings of our stockholders may be called only by the chairman of our board of directors, the president, our board of directors, or our secretary (acting as a representative of the stockholders) whenever a stockholder or group of stockholders owning at least 10% in the aggregate of the capital stock issued, outstanding and entitled to vote, and who held that amount in a net long position continuously for at least one year, so request in writing;
•	provide that our stockholders may take action only at a duly called meeting and not by written consent;
•	in connection with stockholder meetings, provide an advanced written notice procedure with respect to stockholder nomination for directors and bringing other business; and
•
provide that our directors may fill any vacancies on our board of directors, including newly created board seats resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation, or other cause.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:
•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
•	any merger or consolidation involving us and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;
•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;
•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.
In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
Stock Exchange Listing
Our common stock trades on the NASDAQ Global Select Market under the symbol “VRSN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company.

SELLING STOCKHOLDERS
We are registering the resale of 4,815,032 shares of common stock to permit the selling stockholders to resell such shares, as set forth in the table below, in the manner contemplated under the section titled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholders.
The selling stockholders may sell some, all or none of their shares of common stock covered by this prospectus from time to time. We do not know how long the selling stockholders will hold their shares before selling them. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus the selling stockholders will own in the future.
The table below sets forth the number of shares of our common stock that the selling stockholders may offer and sell pursuant to this prospectus, as well as the selling stockholders’ beneficial ownership of our common stock prior to and following its sale of shares covered by this prospectus (assuming all shares covered by this prospectus are sold).
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
All information with respect to common stock ownership of the selling stockholders was furnished by the selling stockholders and is as of July 25, 2025, and is based on 93,408,594 shares of common stock outstanding as of July 25, 2025.

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Affiliates of Berkshire Hathaway Inc.(1)	4,815,032	5.15%	4,815,032	0	0.00%

(1)
Reflects (i) 1,015,032 shares of common stock held of record by Berkshire Hathaway Consolidated Pension Plan Master Trust and (ii) 3,800,000 shares of common stock held of record by Burlington Northern Santa Fe, LLC Master Retirement Trust. Berkshire Hathaway Inc. directs the investments of Berkshire Hathaway Consolidated Pension Plan Master Trust and Burlington Northern Santa Fe, LLC Master Retirement Trust. The principal business address of Berkshire Hathaway Consolidated Pension Plan Master Trust is Berkshire Hathaway Consolidated Pension Plan Master Trust, c/o Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. The principal business address of Burlington Northern Santa Fe, LLC Master Retirement Trust is BNSF Master Retirement Trust, c/o BNSF Railway, 2650 Lou Menk Drive, Fort Worth, TX 76131.

PLAN OF DISTRIBUTION
Resales by Selling Stockholders
We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholders.
The selling stockholders may offer and sell the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell any or all the shares of common stock it is allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders are not restricted as to the price or prices at which they may sell their shares of common stock. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the common stock.
The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.
Types of Sale Transactions
The selling stockholders may sell the shares of common stock offered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices or at prices that may be subject to change. Sales of shares of our common stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):
•	through underwriters in a public offering;
•	through Nasdaq or any other securities exchange that quotes the common stock;
•	in the over-the-counter market;
•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);
•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;
•	by pledge to secure debts and other obligations or on foreclosure of a pledge;
•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;
•	in a combination of any of the above transactions; or
•	any other method permitted pursuant to applicable law.
The selling stockholders may enter into hedging transactions from time to time in which the selling stockholders may:
•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholders to close out their short positions;

•	sell common stock short themselves and redeliver shares offered by this prospectus to close out their short positions or to close out stock loans incurred in connection with their short positions;
•
enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:
•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;
•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) may describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, the selling stockholders will receive from the sale;
•	any over-allotment options or other options under which underwriters may purchase additional securities from the selling stockholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Sales by the selling stockholders of the common stock offered by this prospectus may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Only firms named in an applicable prospectus supplement will be underwriters, brokers or dealers, as applicable, for the shares of our common stock offered by such prospectus supplement. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares of common stock by the selling stockholders, or the securities firm may purchase shares of our common stock from the selling stockholders as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.
At any time a particular offer of the shares of our common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional shares of our common stock from the selling stockholders, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of our common stock covered by this prospectus. Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless such shares have been registered or qualified for exemption from registration or qualification is available and is complied with.
The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of common stock under this prospectus, the selling stockholders may:
•	transfer their shares of common stock in other ways not involving a market maker or established trading markets, including directly by gift, distribution or other transfer;
•
sell their shares of common stock in compliance with the provisions of Rule 144 or Rule 145 under the Securities Act, if the transaction meets the requirements or Rule 144 or Rule 145, as applicable; or

•	sell their shares of common stock by any other legally available means.
In addition, the selling stockholders may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
Regulation M
We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to its sales of common stock.
Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in the common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Expenses of this Offering
Except as may be otherwise provided in an applicable prospectus supplement, we will incur certain expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq, the Financial Industry Regulatory Authority (“FINRA”) and blue sky registration and filing fees), printing expenses, expenses incurred in connection with promotional efforts or “roadshows”, and the fees and disbursements of our outside counsel and independent accountants. The selling stockholders will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholders and transfer taxes applicable to the shares sold by the selling stockholders through this prospectus.
Indemnification
We may agree to indemnify in certain circumstances the selling stockholders against certain liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP. Any agents or underwriters will be represented by their own legal counsel named in any applicable prospectus supplement.
EXPERTS
The consolidated financial statements of VeriSign, Inc. and subsidiaries, as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated fees and expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions. All the amounts shown are estimates, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$ *
Printing expenses	$**
Legal fees and expenses	$**
Accounting fees and expenses	$**
Transfer agent fees and expense	$**
Miscellaneous	$**
Total	$**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
**	These fees are calculated based on the number of issuances and accordingly cannot be estimated at this time. Estimated fees and expenses will be reflected in the applicable prospectus supplement.
Item 15.	Indemnification of Directors and Officers
VeriSign, Inc. (“Verisign”), a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the “DGCL”), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made party by reason of their being or having been a director, officer, employee, or agent of Verisign. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Verisign’s bylaws provide for indemnification by Verisign of its directors and officers to the fullest extent permitted by the DGCL. In addition, Verisign has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and to the extent insurance is maintained, for the continued coverage of such individuals.
Policies of insurance are maintained by Verisign under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) with respect to directors, in respect of certain unlawful dividend payments or stock redemptions or repurchases, (iv) for any transaction from which the director derived an improper personal benefit or (v) with respect to officers, in any action by or in the right of the corporation. Verisign’s Restated Certificate of Incorporation provides that, to the fullest extent provided by the DGCL, no director or officer shall be personally liable to Verisign or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer.

Item 16.	Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of VeriSign, Inc. (incorporated by reference from Exhibit 3.01 to VeriSign, Inc.’s Annual Report on Form 10-K filed on February 17, 2017 (File No. 000-23593)).
4.2
Certificate of Amendment of Restated Certificate of Incorporation of VeriSign, Inc. (incorporated by reference from Exhibit 3.01 to VeriSign, Inc.’s Current Report on Form 8-K filed May 22, 2025 (File No. 000-23593)).

4.3	Restated Bylaws of VeriSign, Inc. (incorporated by reference from Exhibit 3.3 to VeriSign, Inc.’s Quarterly Report on Form 10-Q filed on July 24, 2025 (File No. 000-23593)).
4.4	Specimen Stock Certificate (incorporated by reference from Exhibit 4.04 to VeriSign, Inc.’s Registration Statement on Form S-1 filed on January 2, 1998 (File No. 333-40789)).
5.1**	Opinion of Gibson, Dunn & Crutcher LLP.
23.1**	Consent of KPMG LLP, independent registered public accounting firm.
23.2**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 to this registration statement).
24.1**	Power of Attorney (included on signature page hereto).
107**	Filing Fee Table

*	To be filed, if required, by amendment hereto or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on July 28, 2025.

VERISIGN, INC

/s/ John D. Calys
By:	John D. Calys
Title:	Chief Financial Officer

POWER OF ATTORNEY
The undersigned directors and officers of VeriSign, Inc. hereby constitute and appoint D. James Bidzos, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact and agent with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 28, 2025.

Name	Title

/s/ D. James Bidzos	Chief Executive Officer, Executive Chairman and Director (Principal Executive Officer)
D. James Bidzos

/s/ John D. Calys	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
John D. Calys

/s/ Courtney D. Armstrong	Director
Courtney D. Armstrong

/s/ Yehuda Ari Buchalter	Director
Yehuda Ari Buchalter

/s/ Kathleen A. Cote	Director
Kathleen A. Cote

/s/ Jamie S. Gorelick	Director
Jamie S. Gorelick

/s/ Debra W. McCann	Director
Debra W. McCann

/s/ Timothy Tomlinson	Director
Timothy Tomlinson

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